FOR IMMEDIATE RELEASE                     New York, NY (April 24, 2015)

INTERPUBLIC ANNOUNCES FIRST QUARTER 2015 RESULTS

•	Strong organic revenue increase of 5.7% and reported revenue increase of 2.4%

•	First quarter operating income of $7.8 million, compared to an operating loss of $11.7 million a year ago, in seasonally small first quarter

•	Break-even first quarter earnings per share, compared to a loss per share of $0.05 in the prior-year period

•	Company remains well-positioned to achieve 2015 financial targets

Summary

Revenue

•
First quarter 2015 revenue was $1.68 billion, compared to $1.64 billion in the first quarter of 2014, with an organic revenue increase of 5.7% compared to the prior-year period. This was comprised of an organic increase of 6.1% in the U.S. and 5.1% internationally.

Operating Results

•	Operating income in the first quarter of 2015 was $7.8 million, compared to an operating loss of $11.7 million in 2014.

•	Operating margin was 0.5% for the first quarter of 2015, compared to (0.7)% in 2014.

Net Results

•
First quarter 2015 net loss available to IPG common stockholders was $1.8 million, resulting in break-even earnings per basic and diluted share. This compares to net loss available to IPG common stockholders a year ago of $20.9 million, resulting in a loss of $0.05 per basic and diluted share.

“We are pleased to report first quarter results that feature strong organic growth, as well as progress in terms of operating profit. We continue to see the benefits of our long-term investments in talent and our commitment to embedding digital capabilities and expertise

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

throughout our portfolio,” said Michael I. Roth, Interpublic’s Chairman and CEO. “We believe this approach is consistent with the changing dynamics of media usage and consumer behavior. This strategy places our integrated marketing solutions, led by our outstanding strategic and creative capabilities, at the center of a connected world. During the quarter, we saw solid contributions to our performance from across our agency portfolio, with particular strength in the US, as well as significant growth in Asia and the UK. Our capital structure will continue to be a source of value creation. Looking forward, we believe that we remain well positioned to achieve our 2015 targets of 3-4% organic revenue growth and 80-100 basis points of improvement in operating margin, thereby further enhancing shareholder value.”

Operating Results

Revenue
Revenue of $1.68 billion in the first quarter of 2015 increased 2.4% compared with the same period in 2014. During the quarter, the effect of foreign currency translation was negative 4.4%, the impact of net acquisitions was positive 1.1%, and the resulting organic revenue increase was 5.7%.

Operating Expenses
During the first quarter of 2015, salaries and related expenses were $1.22 billion, an increase of 2.2% compared to the same period in 2014. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 5.7% organically.

Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, was 72.5% in the first quarter of 2015 compared to 72.6% in the same period in 2014.

During the first quarter of 2015, office and general expenses were $453.0 million, a decrease of 1.7% compared to the same period in 2014. After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 2.1% organically.

Non-Operating Results and Tax
Net interest expense of $13.7 million decreased by $0.3 million, or 2.1%, in the first quarter of 2015 compared to the same period in 2014.

The income tax benefit in the first quarter of 2015 was $1.4 million on loss before income taxes of $5.6 million, compared to a benefit of $1.7 million on loss before income taxes of $24.0 million in the same period in 2014. The effective income tax rate for the first quarter of 2015 was 25.0%, compared to 7.1% for the same period in 2014.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Balance Sheet
At March 31, 2015, cash, cash equivalents and marketable securities totaled $741.2 million, compared to $1.67 billion at December 31, 2014. Total debt was $1.76 billion at March 31, 2015, compared to $1.73 billion at December 31, 2014.

Share Repurchase Program and Common Stock Dividend
During the first quarter of 2015, the company repurchased 2.5 million shares of its common stock at an aggregate cost of $51.2 million and an average price of $20.84 per share, including fees. During the first quarter of 2015, the company declared and paid a common stock cash dividend of $0.12 per share, for a total of $49.3 million.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include BPN, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNA GLOBAL, McCann, Momentum, MRM//McCann, Octagon, R/GA, UM and Weber Shandwick. Leading domestic brands include Avrett Free Ginsberg, Carmichael Lynch, Deutsch, Hill Holliday, ID Media, Mithun, Mullen and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Cautionary Statement
This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.
Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FIRST QUARTER REPORT 2015 AND 2014 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended March 31,
	2015	2014	Fav. (Unfav.) % Variance
Revenue:
United States	$1,003.8	$939.0	6.9%
International	672.2	698.5	(3.8)%
Total Revenue	1,676.0	1,637.5	2.4%

Operating Expenses:
Salaries and Related Expenses	1,215.2	1,188.6	(2.2)%
Office and General Expenses	453.0	460.6	1.7%
Total Operating Expenses	1,668.2	1,649.2	(1.2)%
Operating Income (Loss)	7.8	(11.7)	N/M
Operating Margin %	0.5%	(0.7)%

Expenses and Other Income:
Interest Expense	(20.9)	(20.2)
Interest Income	7.2	6.2
Other Income, Net	0.3	1.7
Total (Expenses) and Other Income	(13.4)	(12.3)

Loss before Income Taxes	(5.6)	(24.0)
Benefit of Income Taxes	(1.4)	(1.7)
Loss of Consolidated Companies	(4.2)	(22.3)
Equity in Net Loss of Unconsolidated Affiliates	0.0	(0.1)
Net Loss	(4.2)	(22.4)
Net Loss Attributable to Noncontrolling Interests	2.4	1.5
Net Loss Available to IPG Common Stockholders	$(1.8)	$(20.9)

Loss Per Share Available to IPG Common Stockholders - Basic and Diluted	$0.00	$(0.05)

Weighted-Average Number of Common Shares Outstanding - Basic and Diluted	411.1	422.8

Dividends Declared Per Common Share	$0.120	$0.095

N/M - Not meaningful

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax